Exhibit 4.2

MINUTES OF ACTION AND RESOLUTION IN A SPECIAL MEETING OF THE BOARD OF DIRECTORS OF MCTC HOLDINGS, INC.

The undersigned, being members of the Board of Directors of MCTC Holdings, a Delaware corporation (the “Corporation”), hereby waive all requirements as to notice of meeting and hereby consent and agree to the adoption of the resolutions set forth below in lieu of taking such action at a meeting, pursuant to 141(f) of the Delaware General Corporation Law (“DGCL”) and Article IV, Section (c) and Section (g) of the Corporation’s Bylaws taking the following actions by unanimous written consent to be effective as of the July 24, 2019.

WHEREAS, the Corporation determined that it is in the best interests of the Corporation to retract and void that part of the Board of Directors resolution of July 3, 2019, authorizing amendment of the Articles of Incorporation to reflect a name change of the Corporation to Cannabis Global, Inc., and to apply for new trading symbol.

WHEREAS, the Corporation determined that the above authorization to void the previous approval of a name change and trading symbol is a material event, and that it is in the best interest of the Corporation to submit with the Securities Exchange Commission Form 8-K of the Corporations decision and notify its investors of the same.

NOW, THEREFORE BE IT RESOLVED,

That the previous authorization of the Board of Directors of July 3, 2019 changing the name of the Corporation and applying for a new trading symbol is revoked. The remainder of the July 3, 2019 resolution of the Board of Directors authorizing the 1:15 reverse stock split is reaffirmed; and

FURTHER RESOLVED, That the officer(s) of the Corporation be hereby authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other actions as he deems necessary or desirable to carry out the purposes and intents of the above resolutions.

IN WITNESS WHEREOF, the undersigned members of the Board of Directors have executed this instrument effective as of the date first written above.

[Signature Page Follows]

[Signature Page of the Written Action of the Board of Directors of MCTC Holdings, Inc.]

Effective as of this date: July 24, 2019

DIRECTORS

/s/ Robert Leslie Hymers, III__

/s/ Edward Manolos________

/s/ Dan Van Nguyen________

/s/ Arman Tabatabaei_______

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